Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Aware, Inc. of our report dated March 15, 2023, relating to the consolidated financial statements, of Aware, Inc. appearing in the Annual Report on Form 10-K as amended on Form 10-K/A of Aware, Inc. for the year ended December 31, 2022.

/s/ RSM US LLP

Boston, Massachusetts
February 6, 2024

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